     As filed with the Securities and Exchange Commission on June 12, 2001
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                       DAISYTEK INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                     75-2421746
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

                    1025 CENTRAL EXPRESSWAY SOUTH, SUITE 200
                               ALLEN, TEXAS 75013
          (Address, including zip code, of principal executive offices)
                                 ---------------

          DAISYTEK INTERNATIONAL CORPORATION NON-QUALIFIED STOCK OPTION
                        AGREEMENTS WITH CERTAIN EMPLOYEES
                     (Full title of the plans or agreements)

                                 ---------------

                                 JAMES R. POWELL
                       DAISYTEK INTERNATIONAL CORPORATION
                    1025 CENTRAL EXPRESSWAY SOUTH, SUITE 200
                               ALLEN, TEXAS 75013
                     (Name and address of agent for service)

                                 (972) 881-4700
          (Telephone number, including area code, of agent for service)

                                 ---------------

                                   Copies to:
                            A. MICHAEL HAINSFURTHER
                         MUNSCH HARDT KOPF & HARR, P.C.
                               4000 FOUNTAIN PLACE
                                1445 ROSS AVENUE
                               DALLAS, TEXAS 75202
                                 (214) 855-7500

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                                   PROPOSED
                                                                        PROPOSED MAXIMUM           MAXIMUM
                                                  AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED           REGISTERED(1)              SHARE                  PRICE          REGISTRATION FEE
-------------------------------------------      --------------        ------------------     ------------------   ----------------
Common Stock, par value $.01 per
share subject to outstanding options
under the Daisytek International
Corporation Non-Qualified Stock
Option Agreements with:
         Michael Esposito .................        5,000 shares        $   6.2500(2)            $    31,250(2)
         Nancy Fagan ......................        3,500 shares        $   6.2500(2)            $    21,875(2)
         George Feiker ....................        3,500 shares        $   6.2500(2)            $    21,875(2)
         Bob Goldman ......................        5,000 shares        $   6.2500(2)            $    31,250(2)
         Tylan Hannan .....................        3,500 shares        $   6.2500(2)            $    21,875(2)
         Allan Morrison ...................        3,500 shares        $   6.2500(2)            $    21,875(2)
         Daniel Trasatt ...................        5,000 shares        $   6.2500(2)            $    31,250(2)
         Bill Pardee ......................        5,000 shares        $   4.8800(2)            $    24,400(2)
         George Maney .....................       15,000 shares        $   6.5000(2)            $    97,500(2)
         Robert Braceland .................       30,000 shares        $   7.0000(2)            $   210,000(2)
         Chico Ford .......................        5,000 shares        $   7.0000(2)            $    35,000(2)
         Bill Greenwald ...................       30,000 shares        $   7.0000(2)            $   210,000(2)
         Nelson Roman .....................       40,000 shares        $   7.0000(2)            $   280,000(2)
         Andy Rod .........................       25,000 shares        $   8.8800(2)            $   222,000(2)
         Mike Bishoff .....................       30,000 shares        $   7.5000(2)            $   225,000(2)
         Terry Vera .......................       30,000 shares        $   7.4400(2)            $   223,200(2)
         Ziad Alrahami ....................       65,000 shares        $   7.3800(2)            $   479,700(2)
         Clayce Rodamer ...................       65,000 shares        $   7.3800(2)            $   479,700(2)
         Barbara Benson ...................        1,000 shares        $   7.2200(2)            $     7,220(2)

                TOTAL: ....................      370,000 SHARES                                 $ 2,674,970        $ 669

===================================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreements as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Based on the exercise price of the outstanding options granted under the Non-Qualified Stock Option Agreements that are being registered on this Registration Statement pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the information concerning the Non-Qualified Stock Option Agreements between Daisytek International Corporation and certain of its employees (the "Non-Qualified Stock Option Agreements") required by Item 1 of Form S-8 and the statement of availability of registrant information and information relating to the Non-Qualified Stock Option Agreements and other information required by Item 2 of Form S-8 will be sent or given to the employees of the registrant, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.


                                       I

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which Daisytek International Corporation (the "Company") has filed with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, filed with the Commission June 29, 2000; and

         (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Commission on August 14, 2000.

         (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the Commission on November 14, 2000;

         (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, filed with the Commission on February 14, 2001;

         (v) The Company's Current Reports on Form 8-K filed with the Commission on June 14, 2000, June 22, 2000, July 21, 2000, November 21, 2000, December 22, 2000, December 27, 2000, January 9, 2001, April 6, 2001 and June 1, 2001; and

         (vi) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-25400), as filed with the Commission pursuant to the Exchange Act on January 20, 1995, as may be amended, modified or superseded by any report or amendment filed with the Commission for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement, or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
Section 145 of the DGCL requires that to the extent a present or former director or officer of the Company has been successful, on the merits or otherwise, in the defense of any action, suit, or proceeding described in Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 145 of the DGCL further provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. In addition, Section 145 provides that indemnification and advancement of expenses provided by, or granted pursuant to, its provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Section 145 also allows the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under Section 145.

         Article SIXTH of the Company's Certificate of Incorporation, a copy of which is filed as Exhibit 4.1 to this Registration Statement, provides the following:

         "1. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

         2. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the GCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced, if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

         3. The rights to indemnification, and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Restated Certificate of Incorporation, the By-laws of the Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         4. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

         5. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the By-laws or under Section 145 of the GCL or any other provision of law.

         6. The provisions of this Article shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         7. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

         8. Any director or officer of the Corporation serving in any capacity for (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

         9. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought."

         Article NINTH of the Company's Certificate of Incorporation provides the following:

         "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
         Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article NINTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article NINTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the GCL."

         The Company seeks to limit its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

         As a result of these provisions, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of the duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

----------

     EXHIBIT
     NUMBER      DOCUMENT DESCRIPTION

      4.1 Amended and Restated Certificate of Incorporation of Daisytek International Corporation (incorporated by reference to Exhibit
                 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended March 31, 1996 dated June 26, 1996 (Commission File No. 000-25400)).

      4.1.1 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Daisytek International Corporation (incorporated by reference to Exhibit 3.1.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended March 31, 1996 dated June 26, 1996 (Commission File No. 000-25400)).

      4.1.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Daisytek International Corporation (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 1998 dated November 16, 1998 (Commission File No. 000-25400)).

      4.1.3 Certificate of Designations in respect of the Series A Preferred Stock (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated October 15, 1999 (Commission File No. 000-25400)).

      4.2* Amended and Restated By-laws of Daisytek International Corporation, as amended.

      4.3*       Form of Non-Qualified Stock Option Agreement.

      5.1*       Opinion of Munsch Hardt Kopf & Harr, P.C.

      23.1 Consent of Munsch Hardt Kopf & Harr, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

      23.2*      Consent of Arthur Andersen LLP, independent public accountants.

      24.1 Powers of Attorney (included on the signature page of this Registration Statement).

----------

*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)  The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement);

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allen, State of Texas, on June 11, 2001.

                                        DAISYTEK INTERNATIONAL CORPORATION



                                        By:  /s/  RALPH MITCHELL
                                           ------------------------------------
                                             Ralph Mitchell
                                             Executive Vice President - Finance


         The undersigned directors and executive officers of Daisytek International Corporation each hereby constitutes and appoints Ralph Mitchell and James R. Powell, and each of them, with full power to act without the other and with full power of substitution, the undersigned's true and lawful attorneys-in-fact with full power to execute in the undersigned's name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection with the Commission, and hereby ratifies and confirms all that such attorneys-in-fact, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                               Title                                 Date
       ---------                               -----                                 ----
 /s/ JAMES R. POWELL                President, Chief Executive                   June 11, 2001
--------------------------          Officer, and Director (Principal
     James R. Powell                Executive Officer)


 /s/ RALPH MITCHELL                 Executive Vice President -                   June 11, 2001
--------------------------          Finance, Chief Financial Officer,
     Ralph Mitchell                 and Chief Accounting Officer
                                    (Principal Financial Officer and
                                    Principal Accounting Officer)

 /s/ PETER P.J. VIKANIS             Director                                     June 11, 2001
--------------------------
     Peter P.J. Vikanis

 /s/ DALE A. BOOTH                  Director                                     June 11, 2001
--------------------------
     Dale A. Booth

 /s/ JOHN D. KEARNEY                Director                                     June 11, 2001
--------------------------
     John D. Kearney


       Signature                               Title                                 Date
       ---------                               -----                                 ----

 /s/ DANIEL T. OWEN                 Director                                     June 11, 2001
--------------------------
     Daniel T. Owen

 /s/ PETER WHARF                    Director                                     June 11, 2001
--------------------------
     Peter Wharf

 /s/ NICHOLAS GIORDANO              Director                                     June 11, 2001
--------------------------
     Nicholas Giordano

                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER      DESCRIPTION
     -------     -----------
      4.1        Amended and Restated Certificate of Incorporation of Daisytek
                 International Corporation (incorporated by reference to Exhibit
                 3.1 to the Company's Annual Report on Form 10-K for the Fiscal
                 Year Ended March 31, 1996 dated June 26, 1996 (Commission File
                 No. 000-25400)).

      4.1.1      Certificate of Amendment of Amended and Restated Certificate of
                 Incorporation of Daisytek International Corporation
                 (incorporated by reference to Exhibit 3.1.1 to the Company's
                 Annual Report on Form 10-K for the Fiscal Year Ended March 31,
                 1996 dated June 26, 1996 (Commission File No. 000-25400)).

      4.1.2      Certificate of Amendment of Amended and Restated Certificate of
                 Incorporation of Daisytek International Corporation
                 (incorporated by reference to Exhibit 3.1 to the Company's
                 Quarterly Report on Form 10-Q for the Quarterly Period Ended
                 September 30, 1998 dated November 16, 1998 (Commission File No.
                 000-25400)).

      4.1.3      Certificate of Designations in respect of the Series A
                 Preferred Stock (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated October 15, 1999
                 (Commission File No. 000-25400)).

      4.2*       Amended and Restated By-laws of Daisytek International
                 Corporation, as amended.

      4.3*       Form of Non-Qualified Stock Option Agreement.

      5.1*       Opinion of Munsch Hardt Kopf & Harr, P.C.

      23.1 Consent of Munsch Hardt Kopf & Harr, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

      23.2*      Consent of Arthur Andersen LLP, independent public accountants.

      24.1 Powers of Attorney (included on the signature page of this Registration Statement).

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*Filed herewith.